Exhibit 10.3

For Directors Only

[Notice for use with Directors]

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Itron, Inc. (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock.  The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:
Grant Date:
Vesting Base Date:
Number of Shares Subject to Option:
Exercise Price (per Share):
Option Expiration Date:
(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	Nonqualified Stock Option
Vesting and Exercisability Schedule:
Additional Terms/Acknowledgement:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan and the Plan Summary.  Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

ITRON, INC. /s/ LeRoy D. Nosbaum Chairman and Chief Executive Officer	PARTICIPANT ____________________ [PARTICIPANT NAME]
Attachments: 1. Stock Option Agreement 2. 2000 Stock Incentive Plan 3. Plan Summary 4. NED Stock Option Grant Program	Date: Address: Taxpayer ID:

For Officers and Employees

[Notice for use with Employees]

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Itron, Inc. (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock.  The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's Amended and Restated 2000 Stock Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:
Grant Date:
Vesting Base Date:
Number of Shares Subject to Option:
Exercise Price (per Share):
Option Expiration Date:
(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	Nonqualified Stock Option
Vesting and Exercisability Schedule:
Additional Terms/Acknowledgement:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan and the Plan Summary.  Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

ITRON, INC. [/s/ LeRoy D. Nosbaum Chairman and Chief Executive Officer	PARTICIPANT _______________________ [PARTICIPANT NAME]
Attachments: 1. Stock Option Agreement 2. 2000 Stock Incentive Plan 3. Plan Summary	Date: Address: Taxpayer ID:

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Itron, Inc. has granted you an Option under its Amended and Restated 2000 Stock Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice.  Capitalized terms not expressly defined in this Stock Option Agreement or the Grant Notice have the same definitions as in the Plan.

The details of the Option are as follows:

1.           Vesting and Exercisability.  Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon termination of your employment or service relationship with the Company or a Related Corporation and the unvested portion of the Option will terminate.

2.           Securities Law Compliance.  At the present time, the Company has an effective registration statement with respect to the Shares.  The Company intends to maintain this registration but has no obligation to do so.  In the event that such registration ceases to be effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available, which exemptions from registration are very limited and might be unavailable.  The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3.           Method of Exercise.  You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option.  The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing.  You may make this payment in any combination of the following:  (a) by cash; (b) by check acceptable to the Company; (c) unless the Plan Administrator determines otherwise, by using shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required all in accordance with the regulations of the Federal Reserve Board; or (e) by any other method permitted by the Plan Administrator.

4.           Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Corporation for any reason ("Termination of Service").  For purposes of this Stock Option Agreement, "Retirement" means retirement on or after the earlier of (i) age 65 or (ii) age 55 plus ten years of employment or service with the Company or a Related Corporation.  You may exercise the vested portion of the Option as follows:

(a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;
(b)           Retirement.  If your employment or service relationship terminates due to Retirement, you must exercise the vested portion of the Option on or before the earlier of (i) three years after your Termination of Service and (ii) the Option Expiration Date;

(c)           Disability.  If your employment or service relationship terminates due to Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date;

(d)           Death.  If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.  If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

(e)           Cause.  The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan Administrator determines otherwise.  If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.

It is your responsibility to be aware of the date the Option terminates.

5.           Limited Transferability.  During your lifetime only you can exercise the Option.  The Option is not transferable except by will or by the applicable laws of descent and distribution, except to the extent permitted by the Plan Administrator.  The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate.

6.           Withholding Taxes. As a condition to the exercise of any portion of the Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

7.           Option Not an Employment or Service Contract.  Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate your employment or other relationship at any time, with or without Cause.

8.           No Right to Damages.  You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (three years in the case of Retirement, and one year in the case of Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Corporation to you.

9.           Binding Effect.  This Stock Option Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

To:  Itron, Inc.

I, a resident of the State of _____________, hereby exercise my Nonqualified Stock Option granted by Itron, Inc. (the "Company") on ____________, ____, subject to all the terms and provisions thereof and of the Amended and Restated 2000 Stock Incentive Plan (the "Plan"), and notify the Company of my desire to purchase _______ shares of Common Stock of the Company at the exercise price of $_______ per share.  I hereby represent and warrant that I have been furnished with a copy of the Plan and the Plan Summary.

Dated:  _________________________                                                 PARTICIPANT NAME ________________________

Taxpayer I.D. Number  _______________________          Address _________________________
                                               ________________________

RECEIPT

______________________ hereby acknowledges receipt from _________________ in payment for ________ shares of Common Stock of Itron, Inc., a Washington corporation, of $___________________ in the form of:

_____ Cash

 _____ Check (personal, cashier's or bank certified)

      _____ Shares of the Company's Common Stock, fair market value $_______ per share, held by the optionee for a period of at least six months
_____ Copy of irrevocable instructions to Broker

Date: __________________________ By: ____________________________
FMV on such date: $______________ For: Itron, Inc.